Exhibit 99.2

January 25, 2023 1 4Q 2022 Financial Results

Forward Looking Statements 2 Certain statements contained in this press release that are not historical facts may constitute forward - looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may also make forward - looking statements in other documents we file with the Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters, including statements regarding the Company’s business, credit quality, financial condition, liquidity and results of operations. Forward - looking statements may differ, possibly materially, from what is included in this press release due to factors and future developments that are uncertain and beyond the scope of the Company’s control. These include, but are not limited to, the Company’s ability to achieve the synergies and value creation contemplated by the acquisition of PCSB; turbulence in the capital and debt markets; changes in interest rates; competitive pressures from other financial institutions; general economic conditions (including inflation) on a national basis or in the local markets in which the Company operates; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; changes in the value of securities and other assets in the Company’s investment portfolio; increases in loan and lease default and charge - off rates; the adequacy of allowances for loan and lease losses; decreases in deposit levels that necessitate increases in borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, the ongoing COVID - 19 pandemic and future pandemics; changes in regulation; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions and adverse economic developments; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; and changes in assumptions used in making such forward - looking statements. Forward - looking statements involve risks and uncertainties which are difficult to predict. The Company’s actual results could differ materially from those projected in the forward - looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10 - K, as updated by its Quarterly Reports on Form 10 - Q and other filings submitted to the SEC. The Company does not undertake any obligation to update any forward - looking statement to reflect circumstances or events that occur after the date the forward - looking statements are made.

x Loans grew $223 million or 12% annualized. x Net interest margin of 3.80%. x ROA of 1.34% and ROTCE of 14.48%. x Q3 Efficiency ratio of 53.01%. x Revenues up $4.2 million; Operating Expenses up $2.7 million. x Merger charges down $0.5 million. 3 Fortress Balance Sheet / Asset Quality x NPAs to total assets of 0.17%. x Net charge - offs of 0.02% annualized. x The reserve for loan losses represents a coverage ratio of 129 basis points. x Loan growth required provision for credit losses of $5.7 million, up $2.9 million from Q3, or $0.03 EPS impact. Quarterly net income of $29.7 million and earnings per share of $0.39. Dividend of $0.135 per share. PCSB Financial acquisition closed January 1, 2023.

Summary Income Statement

$m, except per share amts	Linked Quarter (LQ) 4Q22	3Q22	Δ	%Δ	Year over Year (YoY) 4Q21	Δ	%Δ
Net interest income	$ 80.0	$ 78.0	$ 2.0	3%	$ 71.5	$ 8.5	12%
Noninterest income	8.7	6.8	1.9	28%	10.7	(2.0)	-19%
Security gains (losses)	0.3	-	0.3	-	-	0.3	-
Total Revenue	89.0	84.8	4.2	5%	82.2	6.8	8%
Noninterest expense	46.6	43.9	2.7	6%	42.9	3.7	9%
Merger expense	0.6	1.1	(0.5)	-45%	-	0.6	-
Pretax, Preprov. Net Rev.	41.8	39.8	2.0	5%	39.3	2.5	6%
Provision for credit losses	5.7	2.8	2.9	104%	0.8	4.9	613%
Pretax income	36.1	37.0	(0.9)	-2%	38.5	(2.4)	-6%
Provision for taxes	6.4	6.9	(0.5)	-7%	10.0	(3.6)	-36%
Net Income	$ 29.7	$ 30.1	$ (0.4)	-1%	$ 28.5	$ 1.2	4%
EPS	$ 0.39	$ 0.39	$ -	0%	$ 0.37	$ 0.02	5%
Avg diluted shares (000s)	77,065	77,008	57	0%	77,864	(799)	-1%
Return on Assets	1.34%	1.40%	-0.06%		1.35%	-0.01%	
Return on Tangible Equity	14.48%	14.72%	-0.24%		13.83%	0.65%	
Net Interest Margin	3.80%	3.80%	0.00%		3.52%	0.28%	
Efficiency Ratio	53.01%	52.98%	0.03%		52.23%	0.78%	

- Net Income of $29.7 million or $0.39 per share.
- Net interest income increased $2.0 million due to higher loan balances as the net interest margin remained at 3.80%.
- Noninterest income increased $1.9 million driven by strong loan participation income.
- Noninterest expense increased $2.7 million driven by incentive compensation.
- Merger expenses of $0.6 million related to the PCSB acquisition.
- Pretax, Pre-provision net revenue increased $2.0 million from the prior quarter.
- The provision for credit losses was $5.7 million for the quarter, up $2.9 million from the prior quarter ($0.03 EPS impact) driven by strong loan portfolio growth.

Some figures may differ slightly from press release due to rounding to foot schedules presented.

BROOKLINE BANCORP
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Margin – Yields and Costs 0.25% 3.25% 0.10% 0.05% 0.15% 0.74% 1.26% 1.51% 4.50% 4.39% 4.30% 4.64% 4.43% 4.00% 3.88% Fed Funds (upper) Prime 1M LIBOR SOFR Ameribor 2Y Treasury 5Y Treasury 10Y Treasury 4Q22 Prior Quarter LQ Δ $ millions Avg Bal Interest Yield Avg Bal Interest Yield Avg Bal Interest Yield Loans $ 7,565 $ 98.5 5.20% $ 7,335 $ 84.4 4.60% $ 230 $ 14.1 0.60% Investments & earning cash 793 5.0 2.53% 817 4.3 2.09% (24) 0.7 0.44% Interest Earning Assets $ 8,358 $ 103.5 4.95% $ 8,152 $ 88.7 4.35% $ 206 $ 14.8 0.60% Interest bearing deposits $ 4,793 $ 14.2 1.17% $ 4,994 $ 7.3 0.58% $ (201) $ 6.9 0.59% Borrowings 969 9.2 3.71% 505 3.3 2.53% 464 5.9 1.18% Interest Bearing Liabilities $ 5,762 $ 23.4 1.61% $ 5,499 $ 10.6 0.77% $ 263 $ 12.8 0.84% Net interest spread 3.34% 3.58% - 0.24% Net interest income, TEB / Margin $ 80.1 3.80% $ 78.1 3.80% $ 2.0 0.00% LESS: Tax Equivalent Basis (TEB) Adj. 0.1 0.1 - Net Interest Income $ 80.0 $ 78.0 $ 2.0 7.50% 12/31/2021 3/31/2022 6/30/2022 9/30/2022 12/31/2022 Some figures may differ slightly from press release due to rounding to foot schedules presented. 5

Summary Balance Sheet

$m, except per share amts	Linked Quarter (LQ) 4Q22	3Q22	Δ	%Δ annual.	Year over Year (YoY) 4Q21	Δ	%Δ
Gross Loans, investment	$ 7,644	$ 7,421	$ 223	12%	$ 7,154	$ 490	7%
Allowance for loan losses	(98)	(94)	(4)	17%	(99)	1	-1%
Net Loans	7,546	7,327	219	12%	7,055	491	7%
Securities	657	676	(19)	-11%	721	(64)	-9%
Cash & equivalents	383	113	270	956%	328	55	17%
Intangibles	162	162	-	0%	163	(1)	-1%
Other assets	475	418	57	55%	336	139	41%
Total Assets	$ 9,223	$ 8,696	$ 527	24%	$ 8,603	$ 620	7%
Deposits	$ 6,522	$ 6,736	$ (214)	-13%	$ 7,050	$ (528)	-7%
Borrowings	1,433	759	674	355%	357	1,076	301%
Reserve for unfunded loans	21	19	2	42%	15	6	40%
Other Liabilities	254	218	36	66%	186	68	37%
Total Liabilities	8,230	7,732	498	26%	7,608	622	8%
Stockholders' Equity	992	964	28	12%	995	(3)	0%
Total Liabilities & Equity	$ 9,222	$ 8,696	$ 526	24%	$ 8,603	$ 943	11%
TBV per share	$ 10.80	$ 10.43	$ 0.37	14%	$ 10.73	$ 0.07	1%
Actual shares outstanding (000)	76,844	76,839	5	0%	77,613	(769)	-1%
Tang. Equity / Tang. Assets	9.16%	9.39%	-0.23%		9.87%	-0.71%	
Loans / Deposits	117.20%	110.17%	7.03%		101.48%	15.72%	
ALLL / Gross Loans	1.29%	1.27%	0.02%		1.38%	-0.09%	

- Loans increased $223 million or 12% on an annualized basis.
- The allowance for loan losses increased $4 million to reserve for the strong growth in the loan portfolio.
- ALLL coverage of 1.29%.
- Deposits decreased $214 million.
- Borrowings increased $674 million.
- Stockholders' Equity increased $28 million due to quarterly earnings and accounting period benefit of marking to market securities classified as available for sale; partially offset by dividends paid.

Some figures may differ slightly from press release due to rounding to foot schedules presented.

BROOKLINE BANCORP
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Loan and Deposit Composition 58% 10% 16% Loans 16% CRE C&I Equipment Consumer 28% 8% 14% Deposits 5% 33% 12% DDA NOW Savings MMkt CDs Brkd $ millions 4Q22 3Q22 Δ %Δ an. 4Q21 Δ %Δ CRE $ 4,404 $ 4,269 $ 135 13% $ 4,103 $ 301 7% Commercial 799 757 42 22% 713 86 12% Demand deposits $ 1,803 $ 1,849 $ (46) - 10% $ 1,888 $ (85) - 5% NOW 544 598 (54) - 36% 604 (60) - 10% ITS Savings 762 825 (63) - 31% 916 (154) - 17% PO S Money market 2,175 2,405 (230) - 38% 2,358 (183) - 8% D E CDs 928 925 3 1% 1,118 (190) - 17% Brokered deposits 310 134 176 525% 166 144 87% Total Deposits $ 6,522 $ 6,736 $ (214) - 13% $ 7,050 $ (528) - 7% - 1,217 1,224 1 1,176 1,218 (1) - 400% 41 14% 6 2% 68 1,106 1,164 (68) - 100% 111 10% 60 5% PPP Loans Equipment Finance Consumer Total Loans $ 7,644 $ 7,421 $ 223 12% $ 7,154 $ 490 7% Linked Quarter (LQ) Year over Year (YoY) LOANS ▪ Total loans increased $223 million with solid growth in all categories. Some figures may differ slightly from press release due to rounding to foot schedules presented. 7 ▪ Deposits, excluding brokered, declined $390 million driven primarily by investment - oriented funds seeking higher rates.

Capital Strength

$ millions	preliminary estimates*	Regulatory BASEL III Requirements		Brookline Board Policy Limits		Capital in Excess of "Well Capitalized"	
	Dec-22	Minimum	"Well Capitalized"	Policy Minimums	Operating Targets	Excess Ratio	Excess Capital
Tier 1 Common / RWA	11.9%	≥ 4.5%	≥ 6.5%	≥ 7.5%	≥ 8.0%	5.4%	$ 405.0
Tier 1 / RWA	12.0%	≥ 6.0%	≥ 8.0%	≥ 9.0%	≥ 9.5%	4.0%	$ 301.9
Total Risk Based Capital	14.3%	≥ 8.0%	≥ 10.0%	≥ 11.0%	≥ 11.5%	4.3%	$ 319.8
Leverage Ratio	10.4%	≥ 5.0%	≥ 5.0%	≥ 5.5%	≥ 6.0%	5.4%	$ 468.8

* Regulatory capital ratios are preliminary estimates and may differ from numbers calculated in final Regulatory filings.

- As of December 31, 2022, the Company maintained capital well above regulatory "well capitalized" requirements.
- On November 15, 2021, the Company announced a $20 million stock buyback program authorizing management to repurchase stock through December 31, 2022. Approximately $13.8 million was used to acquire 956,341 shares under the program. The repurchase program was paused on June 24, 2022 and expired at the end of the year. Currently there is no board approved repurchase program.

BROOKLINE BANCORP
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Regular Dividends Per Share The Board of Directors announced a dividend of $0.135 per share payable February 24, 2023 to stockholders of record on February 10, 2023. 0.046 9 $0.096 $0.110 $0.210 $0.316 $0.340 $0.340 $0.340 $0.340 $0.340 $0.340 $0.340 $0.340 $0.340 $0.340 $0.340 $0.340 $0.355 $0.360 $0.360 $0.395 $0.440 $0.460 $0.480 $0.520 $0.135 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 Q1'23 The Board has increased the quarterly dividend twice a year since 2018, with a pause in 2020 due to pandemic uncertainty.

QUESTIONS Paul A. Perrault, Chairman and Chief Executive Officer Carl M. Carlson, Co - President and Chief Financial Officer Thank You. 10

APPENDIX RHODE ISLAND - PROVIDENCE LOWER HUDSON VALLEY BOSTON / EASTERN MASSACHUSETTS (30) (20) (15) Subsidiary of Eastern Funding 11

Non Performing Assets and Net Charge Offs Some figures may differ slightly from press release due to rounding to foot schedules presented. 12 4Q22 3Q22 Δ 4Q21 Δ Non Performing Assets (NPAs), in milli ons CRE $ 1.3 $ 3.1 $ (1.8) $ 10.9 $ (9.6) C&I 10.2 11.2 (1.0) 17.4 (7.2) Consumer 3.4 3.4 - 4.2 (0.8) Total Non Performing Loans (NPLs) 14.9 17.7 (2.8) 32.5 (17.6) Other real estate owned - - - - - Other repossessed assets 0.4 0.6 (0.2) 0.7 (0.3) Total NPAs $ 15.3 $ 18.3 $ (3.0) $ 33.2 $ (17.9) NPLs / Total Loans 0.19% 0.24% - 0.05% 0.45% - 0.26% NPAs / Total Assets 0.17% 0.21% - 0.04% 0.39% - 0.22% Net Charge Offs (NCOs), in millions CRE loans $ - $ - $ - $ - $ - C&I loans 0.3 (0.2) 0.5 2.1 (1.8) Consumer loans - - - - - Total Net Charge Offs $ 0.3 $ (0.2) $ 0.5 $ 2.1 $ (1.8) NCOs / Loans (annualized) 0.02% - 0.01% 0.03% 0.12% - 0.10% Linked Quarter (LQ) Year over Year (YoY)

Major Loan Segments with Industry Breakdown

4Q22

Loans outstanding ($millions)


$3,609
$1,458
$1,353
$1,224

Investment CRE 47%	Perm	Constr	Total	%
Apartment	$ 992	$ 62	$ 1,054	29%
Retail	565	13	578	16%
Office	630	5	635	18%
Industrial	439	13	452	13%
Mixed Use	350	23	373	10%
1-4 Family	7	22	29	1%
Hotel	144	-	144	4%
Land	-	46	46	1%
Other	275	23	298	8%
Total	$ 3,402	$ 207	$ 3,609	100%

Commercial 19%	Total	%
Food & Lodging	$ 264	18%
Manufacturing	170	12%
Finance and Ins	145	10%
Wholesale Trade	108	7%
Professional	102	7%
RE Agents / Brokers	165	11%
Health Care / Social	106	7%
Construction	45	3%
Retail	115	8%
Arts, Entert., Rec	68	5%
Condo	47	3%
Trans./Warehousing	34	2%
Other Services	89	6%
Total	$ 1,458	100%

	Equipment Finance 18%	Total	%
Eastern Funding Core	Laundry	$ 563	42%
	Fitness/Macrolease	184	14%
	Grocery	53	4%
	Dry Cleaning	16	1%
	Restaurant	13	1%
	Car Wash	13	1%
	EF CRE	140	10%
	Other EF	20	1%
Specialty Vehicle	Tow Truck	160	12%
	Heavy Tow	62	5%
	FedEx	45	3%
	Trailer	20	1%
	Other Vehicle	64	5%
	Total	$ 1,353	100%

Consumer 16%	Total	%
Residential	$ 838	68%
Home Equity	323	26%
Other Consumer	56	5%
Purchase Mtge	7	1%
Total	$ 1,224	100%

Owner Occupied CRE included in Commercial and Equipment Finance

Total Loans Outstanding **$ 7,644**

Some figures may differ slightly from press release due to rounding to foot schedules presented.

BROOKLINE BANCORP
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CRE – Loan to Value (LTV) 39% 37% 44% 29% 44% 3% 30% 38% 44% 47% 53% 50% 62% 43% 97% 49% 51% 40% 14% 10% 5% 5% 13% 21% 11% 14% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Apartment Retail Office Medical Hotel Restaurant Other Exposures by LTV Industrial 50% and lower Mixed Use 50 - 70 70 - 80 80+ Non Owner Occupied CRE and Multifamily Exposures at December 31, 2022. 38% 50% 1% 11% 14 Overall 53% LTV

24% 45% 24% 25% 22% 21% 52% 54% 18% 8% 9% 7% 1% 3% 2% 0% 6% 5% 10% 8% 8% 11% 25% 16% 9% 10% 10% 7% 17% 11% 3% 14% 20% 25% 10% 7% 12% 3% 5% 15% 7% 0% 4% 3% 15% 18% 12% 28% 36% 19% 33% 13% 27% 17% 17% 11% 9% 23% 3% 19% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Apartment Retail Office 2016 and Before Restaurant Other Non Owner Occupied CRE and Multifamily Exposures at December 31, 2022. Exposures by Year of Origination Industrial Mixed Use Medical Hotel 2017 2018 2019 2020 2021 2022 15 % CRE - Vintage 21% 9% 12% 9% 6% 28% 15

Consumer Loans – LTV / FICO 16 700+ 87% 650 - 699 7% 599 - 600 - 649 1% N/A 3% 50% or less 30% 50% - 69% 36% 70% - 80% 31% 80%+ 3% 50% or less 33% 50% - 69% 31% 70% - 80% 33% 80%+ 3% Resid. 1 - 4 59% LTV 2% Resid. 1 - 4 FICO Home Equity FICO 700+ 94% Home Equity 56% LTV 4Q22

Key Economic Variables - CECL

Select Economic Variables from the Moody's Baseline Forecasts

Scenarios:	4Q'22 CECL - Baseline			3Q'22 CECL - Baseline			Change from Prior Forecast		
	2022	2023	2024	2022	2023	2024	2022	2023	2024
GDP	19,985	20,170	20,579	19,746	20,017	20,533	239.0	153.0	46.0
Unemployment Rate	3.7	4.0	4.1	3.7	3.9	3.8	-	0.1	0.3
CRE Price Index	359.3	354.4	367.8	375.6	374.3	393.4	(16.3)	(19.9)	(25.6)
Fed Fund Rate	1.70	4.70	4.20	1.60	3.60	3.60	0.1	1.1	0.6
10 Treasury	2.90	4.20	4.00	2.70	3.50	3.50	0.2	0.7	0.5

- The Company uses Moody's forecasts as inputs into the models used to estimate credit losses under CECL.
- The December Baseline economic forecast was a bit mixed from the September forecast. GDP slightly higher, but with higher Unemployment and lower Commercial Real Estate valuations versus last quarter's estimates.
- Inflation concerns and the significant rise in interest rates is expected to slow the economy and has increased the probability of a recession, however Moody's baseline forecast does not reflect a recession. We have maintained our forecast weightings at 60% Moderate Recession and 40% Baseline.

Weightings of Moody's Forecast for CECL Model	Moderate Recession (S3)	Baseline	Stronger Near Term Growth (S1)
4Q 2022	**60%**	**40%**	**0%**
3Q 2022	60%	40%	0%
2Q 2022	60%	40%	0%
1Q 2022	60%	40%	0%
4Q 2021	60%	40%	0%
3Q 2021	60%	40%	0%
2Q 2021	60%	40%	0%
1Q 2021	60%	40%	0%
4Q 2020	60%	40%	0%
3Q 2020	30%	40%	30%
2Q 2020	30%	40%	30%
1Q 2020	30%	40%	30%

BROOKLINE BANCORP

17

Securities Portfolio ▪ Highly liquid, risk averse securities portfolio with moderate duration and minimal extension risk. The entire investment portfolio is classified as Available for Sale. ▪ The mark to market on the portfolio is recorded in Accumulated Other Comprehensive Income in Stockholders’ Equity on an after tax basis and represents a reduction in stockholders’ equity of approximately - 5.9%. There is no impact on regulatory capital. UST 50% 18 Agency 23% Corp 2% CMO 3% MBS 22% 4Q22 $ in millions Current Par Book Value Fair Value Unreal. G/L Book Yield Duration U.S. Treasuries $ 365 $ 363 $ 331 $ (32) 2.21% 3.8 Agency Debentures 167 176 152 (24) 1.62% 4.6 Corp Bonds 14 14 14 - 2.59% 1.0 Agency MBS 158 160 141 (19) 2.15% 5.0 Agency CMO 20 20 18 (2) 1.86% 3.1 Other 1 1 1 - 1.97% 2.0 Total $ 725 $ 734 $ 657 $ (77) 2.05% 4.2 Some figures may differ slightly from press release due to rounding to foot schedules presented.

Interest Rate Risk Floating (<3m) 17% Adj. 38% Fixed 45% 4Q22 Loan Originations, $687 million Total Loan Portfolio Mix – Duration 1.6 years - 0.9% - 1.5% - 2.0% 0.3% 0.5% 0.6% 0.5% 0.6% 1.3% 2.2% - 0.5% 1Q23 2.8% 2Q23 3Q23 4Q23 Cumulative Net Interest Income Change by Quarter 12/31/2022 Flat Balance Sheet (ex PCSB) , simulations reflect a product weighted beta of 34% on total deposits. - 100bps Ramp Forward - Implied Rates +200bps Ramp Floating (<3m) 22% 19 Adj. 42% Fixed 36%

Deposit and Funding Betas - % change in cost versus change in Federal Funds Rate ▪ The Federal Reserve began increasing the Federal Funds rate in March 2022 and has increased rates 425 basis points through December 2022. ▪ Q1: 0.25% ▪ Q2: 1.25% ▪ Q3: 1.50% ▪ Q4: 1.25% *Betas reflect the change in quarterly funding costs as a percentage of the change in the targeted Federal Funds Rate over the same period. ▪ While the Betas for the product groupings do not reflect the flow of funds in or out of a product category, the overall Interest Bearing, Total Deposit and Total Funding lines capture the period impact. ▪ As an example, year - to - date, the Federal Funds Rate has increased 425 basis points. Brookline Bancorp’s cost of total deposits has increased 14.5% of the 425 basis points or 62 basis points. ▪ In the latest quarter or linked quarter (LQ), the Federal Funds Rate increased 125 basis points and the cost of total deposits increased 34.0% or 43 basis points. Through the Cycle** BETAS* Since 12/21 LQ Chg NOW 2.3% - 16.3% Savings 11.4% 22.7% MMA 25.3% 54.4% CDs 11.9% 39.2% Brokerd CDs 90.2% 246.4% Total Interest Bearing 20.2% 47.2% DDA 0.0% 0.0% Total Deposit Costs 14.5% 34.0% 4Q22 Borrowings 39.6% 95.8% Total Funding Costs 21.6% 52.0% Change in Fed Funds Rate 4.25% 1.25% * Betas based on reported quarterly cost of funds ** Through the cycle betas reflect the change in cost of funds as a percentage of the change in the Federal Funds Rate with the starting point for the analysis being the quarter ended 12/31/2021. The Federal Funds Rate (upper) was 0.25% at 12/31/2021. 20